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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-162837

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 24, 2011

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 3, 2009)

$

$                           % Senior Notes due 20
$                           % Senior Notes due 20
$                           % Senior Notes due 20
$                           % Senior Notes due 20

We are offering $             aggregate principal amount of our         % Senior Notes due 20    (the "20    Notes"), $             aggregate principal amount of our         % Senior Notes due 20    (the "20    Notes"), $             aggregate principal amount of our         % Senior Notes due 20    (the "20    Notes") and $             aggregate principal amount of our         % Senior Notes due 20    (the "20    Notes" and, together with the 20    Notes, the 20    Notes and the 20    Notes, the "Notes"). Interest on the Notes is payable semi-annually on              and             of each year, beginning on             , 2011. One or more of the series of Notes may be issued at floating interest rates (the "Floating Rate Notes"). Interest on Notes designated as Floating Rate Notes will be payable quarterly in arrears and determined as set forth under "Description of the Notes—Interest on Floating Rate Notes." We refer to Notes not designated as Floating Rate Notes as "Fixed Rate Notes." The 20    Notes will mature on             , 20    , the 20    Notes will mature on             , 20    , the 20    Notes will mature on             , 20    , and the 20    Notes will mature on             , 20    . We may redeem the Fixed Rate Notes of any series at our option, at any time in whole or from time to time in part, at a redemption price equal to the "make-whole" redemption price discussed under the caption "Description of the Notes—Optional redemption."

The Notes are being offered to finance in part our pending merger with Bucyrus International, Inc. ("Bucyrus"). If we do not consummate the merger with Bucyrus on or prior to June 30, 2012, or if the Merger Agreement (as defined below) is terminated at any time prior to that date, we will be required to redeem all of the Notes offered hereby at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, as the case may be, to but excluding the special mandatory redemption date. See "Use of proceeds" and "Description of the Notes—Special mandatory redemption."

The Notes will be unsecured and will rank senior to all our existing and future subordinated debt and will rank equally in right of payment with our existing and future unsecured senior debt. The Notes will be effectively subordinated to any secured debt we may have or incur in the future. The Notes will be structurally subordinated to the debt and all other obligations of our subsidiaries.

Investing in the Notes involves risks. See "Risk factors" beginning on page S-10 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price(1)	Underwriting discount	Proceeds to us (before expenses)

Per 20 Note	%	%	%
Total	$	$	$

Per 20 Note	%	%	%
Total	$	$	$

Per 20 Note	%	%	%
Total	$	$	$

Per 20 Note	%	%	%
Total	$	$	$

(1)   Plus accrued interest, if any, from             , 2011.

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

The underwriters expect to deliver the Notes for purchase on or about                           , 2011, in book-entry form through the facilities of The Depository Trust Company and its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V.

Joint Book-Running Managers

J.P. Morgan	Barclays Capital	RBS
BofA Merrill Lynch	Citi	SOCIETE GENERALE

Dated: May     , 2011.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus we authorize that supplements this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover of the applicable document. We are only making an offer with respect to the Notes. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

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About this prospectus supplement

This document is in two parts. The first part is the prospectus supplement, which describes the terms of the offering of the Notes. The second part is the accompanying prospectus dated November 3, 2009, which we refer to as the "accompanying prospectus." The accompanying prospectus contains a description of our debt securities and gives more general information, some of which may not apply to the Notes. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described below under the heading "Where you can find more information." If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated, "we," "us," "our," "Caterpillar" and "the company" refer to Caterpillar Inc. and its subsidiaries. Our executive offices are located at 100 NE Adams St., Peoria, Illinois, 61629, and our telephone number is (309) 675-1000. We maintain a website at www.caterpillar.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, NE Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement of which this prospectus supplement forms a part, including the exhibits and schedules thereto.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules), on or after the date of this prospectus supplement until we sell all of the Notes offered by this prospectus supplement and accompanying prospectus:

(a)   Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(b)   Quarterly Report on Form 10-Q for the quarter ended March 31, 2011; and

(c)    Current Reports on Form 8-K filed with the SEC on January 20, 2011, January 21, 2011, March 18, 2011 and May 23, 2011.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon his or her written or

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oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents in writing or by telephone from Caterpillar as follows:

Caterpillar Inc.
Attention: Corporate Secretary
100 NE Adams Street
Peoria, Illinois 61629
Telephone: 309-675-1000

A note on forward-looking statements

Certain statements in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to known and unknown factors that may cause Caterpillar's actual results to be different from those expressed or implied in the forward-looking statements. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should" or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance, and Caterpillar does not undertake to update its forward-looking statements.

It is important to note that Caterpillar's actual results may differ materially from those described or implied in its forward-looking statements based on a number of factors, including, but not limited to: (i) the possibility that the proposed transaction with Bucyrus does not close for any reason, including, but not limited to, a failure to obtain required regulatory approvals or the occurrence of a material adverse change; (ii) inability to successfully integrate or achieve expected benefits from acquisitions, including synergies of the Bucyrus transaction; (iii) economic volatility in the global economy generally and in capital and credit markets; (iv) Caterpillar's ability to generate cash from operations, secure external funding for operations and manage liquidity needs; (v) global economic conditions and economic conditions in the industries and markets Caterpillar serves; (vi) government monetary or fiscal policies and government spending on infrastructure; (vii) commodity or component price increases and/or limited availability of raw materials and component products, including steel; (viii) Caterpillar's and its customers', dealers' and suppliers' ability to access and manage liquidity; (ix) political and economic risks associated with our global operations, including changes in laws, regulations or government policies, currency restrictions, restrictions on repatriation of earnings, burdensome tariffs or quotas, national and international conflict, including terrorist acts and political and economic instability or civil unrest in the countries in which Caterpillar operates; (x) Caterpillar's and Cat Financial's ability to maintain their respective credit ratings, material increases in either company's cost of borrowing or an inability of either company to access capital markets; (xi) financial condition and creditworthiness of Cat Financial's customers; (xii) international trade and investment policies, such as import quotas, capital controls or tariffs; (xiii) the possibility that Caterpillar's introduction of Tier 4 emissions compliant machines and engines is not successful; (xiv) market

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acceptance of Caterpillar's products and services; (xv) effects of changes in the competitive environment, which may include decreased market share, lack of acceptance of price increases, and/or negative changes to our geographic and product mix of sales; (xvi) union disputes or other employee relations issues; (xvii) Caterpillar's ability to successfully implement the Caterpillar Production System or other productivity initiatives; (xviii) adverse changes in sourcing practices of our dealers or original equipment manufacturers; (xix) compliance costs associated with environmental laws and regulations; (xx) alleged or actual violations of trade or anti-corruption laws and regulations; (xxi) additional tax expense or exposure; (xxii) currency fluctuations, particularly increases and decreases in the U.S. dollar against other currencies; (xxiii) failure of Caterpillar or Cat Financial to comply with financial covenants in their respective credit facilities; (xxiv) increased funding obligations under our pension plans; (xxv) significant legal proceedings, claims, lawsuits or investigations; (xxvi) imposition of operational restrictions or compliance requirements if carbon emissions legislation and/or regulations are adopted; (xxvii) changes in accounting standards or adoption of new accounting standards; (xxviii) adverse effects of natural disasters; and (xxix) other factors described in more detail under "Item 1A. Risk Factors" in Part I of our Form 10-K for the year ended December 31, 2010 filed with the SEC on February 22, 2011. We do not undertake to update our forward-looking statements.

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Summary

This summary highlights certain information about us and the offering of the Notes. This summary does not contain all the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes incorporated by reference herein, before making an investment decision.

 Caterpillar Inc.

Overview

Information in our financial statements and related commentary are presented in the following categories:

•
Machinery and Power Systems—Represents the aggregate total of Construction Industries, Resource Industries, Power Systems, and All Other segments and related corporate items and eliminations.

•
Financial Products—Primarily includes the company's Financial Products Segment. This category includes Caterpillar Financial Services Corporation (Cat Financial), Caterpillar Insurance Holdings Inc. (Cat Insurance) and their respective subsidiaries.

Our products are sold primarily under the brands "Caterpillar," "CAT," design versions of "CAT" and "Caterpillar," "Electro-Motive," "FG Wilson," "MaK," "Olympian," "Perkins," "Progress Rail" and "Solar Turbines."

We conduct operations in our Machinery and Power Systems businesses under highly competitive conditions, including intense price competition. We place great emphasis on the high quality and performance of our products and our dealers' service support. Although no one competitor is believed to produce all of the same types of machines and engines that we do, there are numerous companies, large and small, which compete with us in the sale of each of our products.

Machines are distributed principally through a worldwide organization of dealers (dealer network), 50 located in the United States and 138 located outside the United States. Worldwide, these dealers serve 182 countries and operate 3,475 places of business, including 1,341 dealer rental outlets. Reciprocating engines are sold principally through the dealer network and to other manufacturers for use in products manufactured by them. Some of the reciprocating engines manufactured by Perkins are also sold through a worldwide network of 142 distributors located in 183 countries. The FG Wilson branded electric power generation systems are sold through a worldwide network of 154 distributors located in 179 countries. Some of the large, medium speed reciprocating engines are also sold under the MaK brand through a worldwide network of 19 distributors located in 130 countries. Our dealers do not deal exclusively with our products; however, in most cases sales and servicing of our products are the dealers' principal business. Turbines are sold through sales forces employed by the company. At times, these employees are assisted by independent sales representatives.

Manufacturing activities of Machinery and Power Systems are conducted in 94 plants in the United States; 16 in the United Kingdom; nine each in Italy and Mexico; eight in China; six in Canada; five in France; four each in Australia, Brazil and India; three in Poland; two each in Germany, Indonesia, Japan and the Netherlands; and one each in Belgium, Hungary, Malaysia, Nigeria, Russia, South Korea, Switzerland and Tunisia. Twelve parts distribution centers are located in the United States and 17 are located outside the United States.

Financial Products also conducts operations under highly competitive conditions. Financing for users of Caterpillar products is available through a variety of competitive sources, principally commercial banks and finance and leasing companies. We emphasize prompt and responsive service to meet customer requirements and offer various financing plans designed to increase the opportunity for sales of our products and generate financing income for our company.

Financial Products activity is conducted primarily in the United States, with additional offices in Africa, Asia, Australia, Canada, the Commonwealth of Independent States, Europe, Latin America and the Middle East.

Caterpillar was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the company reorganized as Caterpillar Inc. in the State of Delaware. Our principal executive offices are located at 100 NE Adams Street, Peoria, Illinois 61629. Our telephone number is (309) 675-1000.

Pending acquisition of Bucyrus

On November 14, 2010, we entered into an Agreement and Plan of Merger (the "Merger Agreement") with Bucyrus International, Inc. ("Bucyrus") and Badger Merger Sub, Inc., a wholly owned subsidiary of ours ("Sub"). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain closing conditions, Sub will merge with and into Bucyrus, with Bucyrus surviving as a wholly owned subsidiary of Caterpillar (the "Merger"). The anticipated aggregate consideration to be paid by Caterpillar to Bucyrus' stockholders to consummate the Merger is approximately $7.6 billion. The consummation of the Merger is subject to certain conditions, including, among others, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which expiration occurred on May 19, 2011, and obtaining antitrust approvals in certain other jurisdictions. At a special meeting of Bucyrus stockholders held on January 20, 2011, the Bucyrus stockholders voted to adopt the Merger Agreement. The completion of the Merger is not subject to a financing condition. We expect the Merger to close in mid-2011.

Bucyrus is a leading designer, manufacturer and marketer of high productivity mining equipment. Bucyrus operates in two business segments: surface mining and underground mining. Major markets for the surface mining industry are copper, coal, oil sands and iron ore. The major market for the underground mining industry is coal. Most of Bucyrus' surface mining customers are large multinational corporations with operations in the various major surface mining markets throughout the world. Most of Bucyrus' underground mining customers are multinational coal mining corporations, but tend to be smaller in size than Bucyrus' surface mining customers. In addition to the manufacture of original equipment, an important part of Bucyrus' business consists of aftermarket sales, such as supplying parts, maintenance and repair services and technical advice, as well as refurbishing and relocating older, installed original equipment. Bucyrus has manufacturing facilities in Australia, China, the Czech Republic,

Germany, Mexico, the United Kingdom and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, India, Indonesia, Peru, Russia, South Africa and the United States. Bucyrus' corporate headquarters is located in South Milwaukee, Wisconsin, USA.

Bucyrus' common stock is listed on the NASDAQ Global Select Stock Market under the symbol "BUCY." See "Description of Bucyrus acquisition" for additional information on the Merger and Merger Agreement.

Offering summary

The following is a summary of some of the terms of this offering. For a more complete description of the terms of the Notes, please refer to "Description of the Notes" in this prospectus supplement and "Description of Debt Securities" in the accompanying prospectus.

Issuer	Caterpillar Inc.
Notes offered	$ aggregate principal amount of % Fixed Rate Notes due 20 (the "20 Notes").
$ aggregate principal amount of % Fixed Rate Notes due 20 (the "20 Notes").
$ aggregate principal amount of % Fixed Rate Notes due 20 (the "20 Notes").
$ aggregate principal amount of % Fixed Rate Notes due 20 (the "20 Notes" and, together with the 20 Notes, the 20 Notes and the 20 Notes, the "Notes").
Maturity dates	20 Notes: , 20 .
20 Notes: , 20 .
20 Notes: , 20 .
20 Notes: , 20 .
Coupon	20 Notes: % per year.
20 Notes: % per year.
20 Notes: % per year.
20 Notes: % per year.
Interest on Notes designated as Floating Rate Notes will be determined as set forth under "Description of the Notes—Interest on Floating Rate Notes."
Interest payment dates	and o f each year, beginning , 2011.
Interest on Notes designated as Floating Rate Notes will be paid quarterly in arrears as set forth under "Description of the Notes—Interest on Floating Rate Notes."
Ranking	The Notes of each series are unsecured and will rank equally in right of payment with the other series of Notes and all of our other existing and future senior unsecured indebtedness.
The Notes will be effectively subordinated to all of the secured indebtedness of Caterpillar Inc. (excluding its subsidiaries). As of March 31, 2011, we had no secured indebtedness for borrowed money. The Notes will be structurally subordinated to all of the secured and unsecured indebtedness and other liabilities of our subsidiaries. As of March 31, 2011, our subsidiaries had approximately $24.8 billion of indebtedness outstanding that is structurally senior to the Notes.

Optional redemption	We may redeem any series of the Fixed Rate Notes at our option, at any time in whole or from time to time in part, at a redemption price equal to the "make-whole" redemption price discussed under the caption "Description of the Notes—Optional redemption."
Special mandatory redemption	If we do not consummate the Merger with Bucyrus on or prior to June 30, 2012, or if the Merger Agreement governing the Merger is terminated at any time prior to such date, we must redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, as the case may be, to but excluding the special mandatory redemption date. See "Description of the Notes—Special mandatory redemption."
Covenants	The indenture governing the Notes contains certain covenants for your benefit. These covenants restrict our ability to, among other things, incur debt secured by liens, engage in certain sale-leaseback transactions and merge or consolidate or sell all or substantially all of our assets. These covenants are subject to significant exceptions. See "Description of Debt Securities—Certain Restrictive Covenants" in the accompanying prospectus.
Use of proceeds	We intend to use the net proceeds of this offering to pay a portion of the consideration for our Merger with Bucyrus and to pay certain fees and expenses relating to the Merger. See "Use of proceeds."
Form and denomination	The Notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000.
Further issuances	We may, from time to time, without the written consent of or notice to holders of the Notes, create and issue additional notes having the same terms and conditions as the Notes of any series in all respects (other than the issue date, issue price, and to the extent applicable, first date of interest accrual and first interest payment date of such notes), provided that if the additional notes are not fungible with the previously outstanding notes of that series for United States federal income tax purposes, such additional notes will have a separate CUSIP number. Those additional notes will be consolidated with and form a single series with the previously outstanding Notes of that series. See "Description of the Notes—Further issuances."
No listing of the Notes	We do not intend to apply to list the Notes for trading on any securities exchange or to arrange for quotation on any automated dealer quotation system. Accordingly, we cannot provide assurance as to the development or liquidity of any market for any series of the Notes. See "Underwriting."
Trustee	U.S. Bank National Association
Risk factors	See "Risk factors" beginning on page S-10 of this prospectus supplement for important information regarding us and an investment in the Notes.

Other relationships	Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future, various financial advisory and/or derivatives, commercial banking, investment banking and other commercial transactions and services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of J.P. Morgan Securities LLC, Barclays Capital Inc., RBS Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SG Americas Securities, LLC are parties to and lenders under our bridge credit facility that is available to provide short-term financing for our Merger with Bucyrus. J.P. Morgan Securities LLC also acts as the sole bookrunner and sole lead arranger under our bridge credit facility, and an affiliate of J.P. Morgan Securities LLC serves as sole administrative agent. Our bridge credit facility was negotiated on an arm's length basis and contains customary terms pursuant to which the lenders receive customary fees. In addition, J.P. Morgan Securities LLC is acting as our financial advisor in connection with our proposed Merger with Bucyrus and will receive a contingent payment in the event of the successful completion of the Merger. Citigroup Global Markets Inc. also acts as the sole bookrunner and sole lead arranger under our primary credit facility, and an affiliate of Citigroup Global Markets Inc. serves as sole agent thereunder. Certain of the underwriters and their affiliates are also parties to and lenders under our other existing credit facilities.

Summary selected historical financial information

The following table sets forth our selected historical consolidated financial information. The selected historical results of operations information for the years ended December 31, 2010, 2009 and 2008, and the summary selected historical financial position information as of December 31, 2010, December 31, 2009 and December 31, 2008, are derived from our audited consolidated financial statements and the related notes contained in our Current Report on Form 8-K filed with the SEC on May 23, 2011, which is incorporated by reference in this prospectus supplement. The selected historical results of operations information for the quarters ended March 31, 2011 and March 31, 2010 and the summary selected historical financial position information as of March 31, 2011 are derived from our unaudited consolidated financial statements and the related notes contained in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which is incorporated by reference in this prospectus supplement. Historical results are not necessarily indicative of the results that may be expected for any future period. The summary historical financial information should be read in conjunction with our consolidated financial statements and the related notes and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included in our Current Report on Form 8-K filed with the SEC on May 23, 2011 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, each of which we have filed with the SEC and is incorporated by reference in this prospectus supplement. See "Where you can find more information" elsewhere in this prospectus supplement.

	Years ended December 31,			Three months ended March 31,
(in millions)	2010	2009	2008	2011	2010

Income statement information:
Sales and revenues:
Sales of Machinery and Power Systems	$39,867	$29,540	$48,044	$12,277	$7,551
Revenues of Financial Products	2,721	2,856	3,280	672	687

Total sales and revenues	42,588	32,396	51,324	12,949	8,238
Operating costs:
Cost of goods sold	30,367	23,886	38,415	9,057	5,894
Selling, general and administrative expenses	4,248	3,645	4,399	1,099	932
Research and development expenses	1,905	1,421	1,728	525	402
Interest expense of Financial Products	914	1,045	1,153	203	233
Other operating (income) expenses	1,191	1,822	1,181	232	269

Total operating costs	38,625	31,819	46,876	11,116	7,730

Operating profit	3,963	577	4,448	1,833	508
Interest expense excluding Financial Products	343	389	274	87	102
Other income (expense)	130	381	327	17	63

Consolidated profit before taxes	3,750	569	4,501	1,763	469
Provision (benefit) for income taxes	968	(270)	953	512	231

Profit of consolidated companies	2,782	839	3,548	1,251	238
Equity in profit (loss) of unconsolidated affiliated companies	(24)	(12)	37	(8)	(2)

Profit of consolidated and affiliated companies	2,758	827	3,585	1,243	236
Less: Profit (loss) attributable to noncontrolling interests	58	(68)	28	18	3

Profit(1)	$2,700	$895	$3,557	$1,225	$233

(1)   Profit attributable to common stockholders.

	December 31,
				March 31, 2011
(in millions)	2010	2009	2008

Balance sheet information (at period end):
Assets
Total current assets	$31,810	$27,217	$31,885	$34,608
Property, plant and equipment—net	12,539	12,386	12,524	12,219
Long-term receivables—trade and other	793	971	1,479	486
Long-term receivables—finance	11,264	12,279	14,264	11,574
Investments in unconsolidated affiliated companies	164	105	94	140
Noncurrent deferred and refundable income taxes	2,493	2,714	3,311	2,412
Intangible assets	805	465	511	794
Goodwill	2,614	2,269	2,261	2,608
Other assets	1,538	1,632	1,453	1,546

Total assets	$64,020	$60,038	$67,782	$66,387

Liabilities
Total current liabilities	$22,020	$18,975	$25,625	$23,147
Long-term debt due after one year:
Machinery and Power Systems	4,505	5,652	5,736	4,467
Financial Products	15,932	16,195	17,098	15,428
Liability for postemployment benefits	7,584	7,420	9,975	7,514
Other liabilities	2,654	2,496	2,634	2,700

Total liabilities	52,695	50,738	61,068	53,256

Total liabilities, redeemable noncontrolling interest and stockholders' equity	$64,020	$60,038	$67,782	$66,387

Risk factors

You should carefully consider the following risk factors and the information under the heading "Risk factors" in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement, as well as the other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. In addition, there may be other risks that a prospective investor should consider that are relevant to its own particular circumstances or generally.

Risks related to the notes

The Notes are effectively junior to the existing and future liabilities of our subsidiaries.

The Notes are our unsecured obligations and will rank equally in right of payment with all of our other existing and future unsecured, senior obligations. The Notes are not secured by any of our assets. As of March 31, 2011, we did not have any secured debt outstanding. Any future claims of secured lenders with respect to assets securing their loans will be prior to any claim of the holders of the Notes with respect to those assets.

Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Notes. In addition, any payment of dividends, loans or advances by our subsidiaries could be subject to statutory or contractual restrictions. Payments to us by our subsidiaries will also be contingent upon the subsidiaries' earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors, including trade creditors. In addition, even if we are a creditor of any of our subsidiaries, our right as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. At March 31, 2011, we had approximately $29.6 billion of indebtedness outstanding on a consolidated basis, approximately $24.8 billion of which is subsidiary indebtedness that is structurally senior to the Notes.

The Notes do not restrict our ability to incur additional debt or prohibit us from taking other actions that could negatively impact holders of the Notes.

The Notes and indenture under which the Notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, a loss in the market value of your Notes and a risk that the credit rating of the Notes is lowered or withdrawn.

In addition, the Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt, secure existing or future debt or take a number of other actions that are not limited by the terms of the indenture and the Notes, including repurchasing indebtedness or common shares or preferred shares, if any, or paying dividends, could have the effect of diminishing our ability to make payments on the Notes when due.

Our credit ratings may not reflect all risks of an investment in the Notes.

The credit ratings assigned to the Notes may not reflect the potential impact of all risks related to trading markets, if any, for, or trading value of, the Notes. In addition, real or anticipated changes in our credit ratings will generally affect any trading market, if any, for, or trading value of, the Notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency's rating should be evaluated independently of any other agency's rating. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

If an active trading market does not develop for the Notes, you may be unable to sell your Notes or to sell your Notes at a price that you deem sufficient.

The Notes are new issues of securities for which there currently is no established trading market. We do not intend to list the Notes on a national securities exchange or arrange for quotation on any automated dealer quotation system. While the underwriters of the Notes have advised us that they intend to make a market in the Notes, the underwriters will not be obligated to do so and may stop their market making at any time. No assurance can be given:

•
that a market for the Notes will develop or continue;

•
as to the liquidity of any market that does develop; or

•
as to your ability to sell any Notes you may own or the price at which you may be able to sell your Notes.

We may redeem your Fixed Rate Notes at our option, which may adversely affect your return.

As described under "Description of the Notes—Optional redemption," we have the right to redeem the Fixed Rate Notes of any series in whole or from time to time in part. We may choose to exercise this redemption right when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the Fixed Rate Notes.

If we do not complete the Merger with Bucyrus within the timeframes set out in the Notes, we will be required to redeem the Notes, and as a result, you may not obtain your expected return on the Notes.

Our ability to consummate the Merger is subject to various closing conditions, many of which are beyond our control, and we may not be able to consummate the Merger prior to June 30, 2012, the timeframe specified under "Description of the Notes—Special mandatory redemption." If we are not able to consummate the Merger on or prior to June 30, 2012, or if the Merger Agreement is terminated at any time on or prior to that date, we will be required to redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the special mandatory redemption date. However, there is no escrow account or security interest for the benefit of the noteholders, and it is possible that we will not have sufficient financial resources available to satisfy our obligations to redeem the Notes. In addition, even if we are able to redeem the Notes pursuant to the special mandatory redemption provisions you may not obtain your expected return on such Notes and may not be able to reinvest the proceeds from a special mandatory redemption in an investment that results in a comparable return. Your decision to invest in the Notes is made at the time of the offering of the Notes. You will have no rights under the special mandatory redemption provisions as long as the Merger closes, nor will you have any right to require us to repurchase your Notes if, between the closing of the Notes offering and the closing of the Merger, we experience any changes in our business or financial condition, or if the terms of the Merger or the financing thereof change.

Description of Bucyrus acquisition

On November 14, 2010, we entered into the Merger Agreement with Bucyrus and Sub. Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of certain closing conditions, Sub will merge with and into Bucyrus, with Bucyrus surviving as a wholly owned subsidiary of Caterpillar. As described below under "—Merger Agreement," the consummation of the Merger is subject to certain conditions, including, among others, the expiration or termination of the applicable waiting period under the HSR Act, which expiration occurred on May 19, 2011, and obtaining antitrust approvals in certain other jurisdictions. At a special meeting of Bucyrus stockholders held on January 20, 2011, the Bucyrus stockholders voted to adopt the Merger Agreement. We expect the Merger to close in mid-2011.

At the effective time of the Merger, each issued and outstanding share of Bucyrus common stock (other than shares owned by Bucyrus, Caterpillar or Sub or any other direct or indirect wholly owned subsidiary of Caterpillar, and shares for which appraisal rights are properly exercised) will be converted into the right to receive $92.00 in cash, without interest. The anticipated aggregate consideration to be paid by Caterpillar to Bucyrus' stockholders to consummate the Merger is approximately $7.6 billion.

Bucyrus is a leading designer, manufacturer and marketer of high productivity mining equipment. Bucyrus operates in two business segments: surface mining and underground mining. Major markets for the surface mining industry are copper, coal, oil sands and iron ore. The major market for the underground mining industry is coal. Most of Bucyrus' surface mining customers are large multinational corporations with operations in the various major surface mining markets throughout the world. Most of Bucyrus' underground mining customers are multinational coal mining corporations, but tend to be smaller in size than Bucyrus' surface mining customers. In addition to the manufacture of original equipment, an important part of Bucyrus' business consists of aftermarket sales, such as supplying parts, maintenance and repair services and technical advice, as well as refurbishing and relocating older, installed original equipment. Bucyrus has manufacturing facilities in Australia, China, the Czech Republic, Germany, Mexico, the United Kingdom and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, India, Indonesia, Peru, Russia, South Africa and the United States. Bucyrus' corporate headquarters is located in South Milwaukee, Wisconsin, USA.

Bucyrus' common stock is listed on the NASDAQ Global Select Stock Market under the symbol "BUCY." Bucyrus files reports and other information with NASDAQ and the SEC.

Merger Agreement

Conditions

The Merger Agreement provides that the consummation of the Merger with Bucyrus is subject to certain conditions, including, among others, (i) the expiration or earlier termination of the applicable waiting period under the HSR Act, which expiration occurred on May 19, 2011, and obtaining antitrust approvals in certain other jurisdictions; (ii) no temporary restraining order, preliminary or permanent injunction or other judgment issued by any court of competent jurisdiction or other legal restraint or prohibition that has the effect of preventing the consummation of the Merger will be in effect; and (iii) other customary closing conditions. The completion of the Merger is not subject to a financing condition. There can be no assurance as to whether or, if so, when the conditions to consummation of the Merger will be satisfied.

Covenants

The Merger Agreement contains customary covenants, including covenants providing for no solicitation of alternate transactions related to the Merger by Bucyrus and for each of the parties to use reasonable best efforts to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated.

Governmental approvals

Caterpillar and Bucyrus have each agreed to use their respective reasonable best efforts to obtain all governmental and regulatory approvals required to complete the transactions contemplated by the Merger Agreement. These approvals include the expiration or earlier termination of the applicable waiting period under the HSR Act and the receipt of all other competition, merger control and antitrust approvals or filings required by the laws of Australia, Canada, China, India (to the extent necessary), South Africa and the European Commission. The waiting period under the HSR Act expired on May 19, 2011.

Termination

The Merger Agreement contains certain termination rights for both Caterpillar and Bucyrus. If the Merger Agreement is terminated under certain specified circumstances, Bucyrus must pay Caterpillar a termination fee of $200 million.

Financing

Caterpillar intends to finance all or a portion of the consideration to be paid to Bucyrus' stockholders to consummate the Merger. On December 3, 2010, we entered into a Bridge Loan Agreement (the "Bridge Loan Agreement") with JPMorgan Chase Bank, N.A., as agent, and the lenders party thereto, pursuant to which and subject to the conditions set forth therein, the lenders committed to provide an unsecured bridge financing of up to $8.6 billion (the "Bridge Loan Facility"). The Bridge Loan Agreement will mature on the first anniversary of the closing date of the Merger. The Bridge Loan Agreement provides, among other things, that the funding of the Bridge Loan Facility is subject to certain conditions, including the absence of a Closing Company Material Adverse Effect (as defined in the Merger Agreement) and the maintenance by Caterpillar of certain minimum credit ratings.

Under the terms of the Bridge Loan Agreement, we have the option to issue senior notes and/or equity in lieu of all or a portion of the drawing under the Bridge Loan Facility and, if we choose to borrow under the Bridge Loan Facility, we may refinance all or a portion of the Bridge Loan Facility at a later date. The Notes in this offering are being issued in lieu of our drawing on the Bridge Loan Facility. Pursuant to the terms of the Bridge Loan Agreement, the bridge lenders' commitments will be automatically and permanently reduced in an aggregate amount equal to the net proceeds of this offering and will no longer be available to us after this offering.

The foregoing summaries of the Merger Agreement and the Bridge Loan Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which is incorporated herein by reference. See "Where you can find more information."

 Use of proceeds

The net proceeds from the offering of the 20    Notes, the 20    Notes, the 20    Notes and the 20    Notes, after deducting the respective underwriting discounts and estimated offering expenses payable by us, are expected to be approximately $              billion, $              billion, $              billion and $              billion, respectively, or $              billion in the aggregate. We intend to use the net proceeds from this offering to pay a portion of the merger consideration for our acquisition of Bucyrus and to pay certain fees and expenses relating to the Merger. We expect to fund the remaining merger consideration from cash on hand.

If we do not consummate the Merger with Bucyrus on or prior to June 30, 2012, or if the Merger Agreement is terminated at any time prior to such date, we must redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount of the Notes, plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, as the case may be, to but excluding the special mandatory redemption date. See "Description of the Notes—Special mandatory redemption."

Ratio of earnings to fixed charges

Our ratios of earnings to fixed charges for each of the periods indicated are set forth below. The information set forth below should be read together with the financial statements and the accompanying notes incorporated by reference into this prospectus. See "Where you can find more information."

Year ended December 31,					Three months ended March 31,
2010	2009	2008	2007	2006	2011	2010

3.7	1.3	3.8	4.2	4.5	6.4	2.3

These ratios include Caterpillar and its consolidated subsidiaries. Earnings are determined by adding pretax income from continuing operations before adjustments for noncontrolling interest and equity investments' profit, and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, an estimated amount of rental expense that is deemed to be representative of the interest factor, and capitalized interest.

Capitalization

The following table sets forth our capitalization as of March 31, 2011, on an actual basis and on an as adjusted basis to give effect to this offering, our Merger with Bucyrus and related transactions, including all related fees and expenses (collectively, the "transactions"), as if they had occurred on such date. Actual as adjusted amounts may vary from amounts set forth below depending on several factors, including potential changes in our financing plans as a result of market conditions or other factors, the timing of the consummation of the respective transactions and other factors. You should read the data set forth in the table below in conjunction with "Summary—Summary selected historical financial information," "Description of Bucyrus acquisition" and "Use of proceeds" appearing elsewhere in this prospectus supplement, as well as "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is incorporated by reference into this prospectus supplement from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011. The as adjusted information set forth below may not reflect our cash, debt and capitalization in the future.

	As of March 31, 2011
(Millions of dollars)	Actual	As adjusted(1)

Long-term debt due after one year
Machinery and Power Systems:
20 Notes offered hereby	$—	$
20 Notes offered hereby	—
20 Notes offered hereby	—
20 Notes offered hereby	—
Bridge Loan Facility	—
Notes—5.700% due 2016	512
Debentures—7.000% due 2013	350
Debentures—7.900% due 2018	899
Debentures—9.375% due 2021	120
Debentures—8.000% due 2023	82
Debentures—6.625% due 2028	299
Debentures—7.300% due 2031	349
Debentures—5.300% due 2035(2)	205
Debentures—6.050% due 2036	748
Debentures—8.250% due 2038	248
Debentures—6.950% due 2042	249
Debentures—7.375% due 2097	297
Capital lease obligations	42
Other	67

Total Machinery and Power Systems	$4,467	$
Financial Products:
Commercial paper	$—	$
Medium-term notes	14,522
Other	906

Total Financial Products	$15,428	$

Total long-term debt due after one year	$19,895	$
Redeemable noncontrolling interest	$459	$
Caterpillar Inc. Stockholders' equity
Common stock of $1.00 par value:
Authorized shares: 2,000,000,000 Issued shares: (3/31/11—814,894,624) at paid-in amount	4,044
Treasury stock (3/31/11—170,442,604 shares) at cost	(10,331)
Profit employed in the business	22,640
Accumulated other comprehensive income (loss)	(3,724)
Noncontrolling interests	43
Total Caterpillar Inc. stockholders' equity	$12,672	$
Total capitalization	$33,026	$

(1)   Reflects (i) the issuance of $             of senior notes and use of $             of existing cash on hand to fund the merger consideration payable to Bucyrus stockholders to consummate the Merger and (ii) the issuance of $             of commercial paper and use of $             of existing cash on hand to retire existing long-term debt of Bucyrus concurrent with the consummation of the Merger and pay certain fees and expenses related to the transactions. The actual financing mix may vary from our assumptions due to a variety of other factors, including potential changes in our financing plans and market conditions.

(2)   Debentures due in 2035 have a face value of $307 million and an effective yield to maturity of 8.55%.

Description of the Notes

General

The 20    Notes will be initially limited to $             aggregate principal amount. The 20    Notes will be initially limited to $             aggregate principal amount. The 20    Notes will be initially limited to $             aggregate principal amount. The 20    Notes will be initially limited to $             aggregate principal amount. All references to the "Notes" refers to the 20    Notes, the 20    Notes, the 20    Notes and the 20    Notes, collectively. The Notes are to be issued under that certain indenture dated as of May 1, 1987, as amended and supplemented, between us and U.S. Bank National Association ("U.S. Bank"), as successor trustee.

The Notes will be issued in a minimum denomination of $2,000 and integral multiples of $1,000 thereafter.

Interest on Fixed Rate Notes

Each Fixed Rate Note will bear interest at the rate per annum stated on the cover page of this prospectus supplement. Interest on the Fixed Rate Notes will be payable semi-annually on             and             of each year, beginning on             , 2011. Interest payable on the Fixed Rate Notes will be paid to the respective holders of record on             and             , respectively, immediately preceding the interest payment date. The 20    Notes will mature on              , 20    . The 20    Notes will mature on             , 20    . The 20    Notes will mature on             , 20    . The 20    Notes will mature on             , 20    .

If an interest payment date or maturity date is not a Business Day, we will pay interest or principal on the next Business Day. However, interest on the payments will not accrue for the period from the original payment date to the date we make the payments. We will calculate the interest based on a 360-day year consisting of twelve 30-day months, provided that interest on Floating Rate Notes will be calculated on the basis of a 360-day year and actual days elapsed.

Interest on Floating Rate Notes

One or more of the series of Notes may be issued as Floating Rate Notes. Interest on any such series of Floating Rate Notes will be payable and determined as set forth in this section.

Interest on Floating Rate Notes, if any, will be payable quarterly on             ,         ,              and             of each year, commencing             , 2011 to the persons in whose names the Floating Rate Notes are registered at the close of business on the 15th calendar day immediately preceeding such interest payment date, provided that if interest is due on a day that is not a Business Day, interest will be paid on the next succeeding Business Day, except that if that Business Day is in the immediately succeeding calendar month, the interest payment date shall be the immediately preceding Business Day.

The interest rate on the Floating Rate Notes will be reset quarterly on             ,             ,                            and             of each year, commencing             , 2011, and at maturity (each an "interest reset date").

The initial interest period will be the period from and including the settlement date to but excluding the first interest reset date. Thereafter, each "interest reset period" (or "interest period") will be the period from and including an interest reset date to but excluding the immediately succeeding interest reset date; provided that the final interest reset period for the Floating Rate Notes will be the period from and including the interest reset date immediately preceding the maturity date of such Notes to but excluding the maturity date. Interest on the Floating Rate Notes will be computed on the basis of the actual number of days elapsed over a 360-day year. The interest rate for the first interest period (or "initial interest reset period") will be equal to the three-month U.S. Dollar ("USD") London Interbank Offered Rate ("LIBOR"), as determined on             , 2011, plus a margin of         %. Thereafter, the interest rate for any interest period will be equal to the three-month USD LIBOR, as determined on the applicable Interest Determination Date (as defined below), plus a margin of         %.

The amount of interest for each day the Floating Rate Notes are outstanding (the "daily interest amount") will be calculated by dividing the interest rate in effect for that day by 360 and multiplying the result by the principal amount of the Floating Rate Notes. The amount of interest to be paid on the Floating Rate Notes on any interest payment date will be calculated by adding the daily interest amounts for each day in the interest period.

Floating Rate Notes, if any, will bear interest for each interest period at a per annum rate equal to the three-month USD LIBOR, as determined by the Calculation Agent (as defined below) on the Interest Determination Date for such period, plus         %. Promptly upon determination, the Calculation Agent will inform the trustee and us of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on the holders of the Floating Rate Notes, the trustee and us. The interest rate will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

All percentages resulting from these calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded upwards).

On any Interest Determination Date, USD LIBOR will be equal to the offered rate for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on "Reuters Page LIBOR01" at approximately 11:00 a.m., London time, on such Interest Determination Date. If on an Interest Determination Date, such rate does not appear on the "Reuters Page LIBOR01" as of 11:00 a.m. (London time), or if the "Reuters Page LIBOR01" is not available on such date, the trustee will obtain such rate from Bloomberg L.P.'s page "BBAM."

If no offered rate appears on "Reuters Page LIBOR01" or Bloomberg L.P.'s page "BBAM" on an Interest Determination Date at approximately 11:00 a.m., London time, then the Calculation Agent (after consultation with us) will select four major banks in the London interbank market and shall request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, USD LIBOR will be the arithmetic average of the quotations provided. Otherwise, the Calculation Agent will select three major banks in New York City and shall request each of them to provide a quotation of the rate offered by them at approximately 11:00 a.m., New York City time, on the Interest Determination Date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable interest period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, USD LIBOR will be the arithmetic average of the quotations provided. Otherwise, the rate of USD LIBOR for the next interest period will be set equal to the rate of USD LIBOR for the then current interest period.

Upon request from any holder of the Floating Rate Notes, the Calculation Agent will provide the interest rate in effect on the Floating Rate Notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

For purposes of the foregoing discussion of interest payable on Floating Rate Notes, the following definitions are applicable:

"Calculation Agent" means the calculation agent as appointed by us, which initially shall be the trustee.

"Interest Determination Date" with respect to an interest period will be the second London Business Day preceding the first day of the interest period.

"London Business Day" is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

Further issuances

We may, from time to time, without notice to or the consent of the holders or the beneficial owners of the Notes, create and issue additional notes having the same terms as the 20    Notes, 20    Notes, 20    Notes or 20    Notes in all respects (except for the issue date, issue price, payment of interest accruing prior to the issue date of the Notes and, in some cases, the initial interest payment date of the Notes), provided that if the additional notes are not fungible with the previously outstanding notes of that series for United States federal income tax purposes, such additional notes will have a separate CUSIP number so that such further notes may be consolidated and form a single series with Notes being offered by this prospectus supplement and accompanying prospectus.

For additional important information on the Notes, see "Description of Debt Securities" in the accompanying prospectus. That information includes:

•
additional information on the terms of the Notes;
•
general information on the indenture and the trustee;
•
a description of certain restrictive covenants contained in the indenture; and
•
a description of events of default under the indenture.

Payment and paying agents

We will maintain in the place of payment for the Notes an office or agency where the Notes may be presented or surrendered for payment or for registration of transfer or exchange and where holders may serve us with notices and demands in respect of the Notes and the indenture.

We will give prompt written notice to the trustee of the location, and any change in the location, of such office or agency. If we fail to maintain any required office or agency or fail to furnish the trustee with the address of such office or agency, presentations, surrenders, notices and demands may be made or served at the corporate trust office of the trustee. We have appointed the trustee as our agent to receive all presentations, surrenders, notices and demands with respect to the Notes.

Special mandatory redemption

We intend to use the net proceeds from this offering to pay a portion of the consideration of our Merger with Bucyrus and to pay certain fees and expenses relating to the Merger as described under the heading "Use of proceeds." The closing of this offering is expected to occur prior to the completion of the Merger. The Notes will be subject to a special mandatory redemption in the event the Merger is not consummated on or prior to June 30, 2012, or if prior to June 30, 2012, the Merger Agreement governing the Merger is terminated (each such event, a "redemption event"). In such an event, the Notes will be redeemed at a special mandatory redemption price equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to but excluding the special mandatory redemption date. The "special mandatory redemption date" means the earlier to occur of (1) June 30, 2012, if the Merger has not been completed on or prior to June 30, 2012, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Merger Agreement.

We will cause the notice of special mandatory redemption to be mailed, with a copy to the trustee, within five business days after the occurrence of the redemption event to each holder at its registered address. If funds sufficient to pay the special mandatory redemption price of all Notes to be redeemed on the special mandatory redemption date are deposited with the paying agent on or before such special mandatory redemption date, and certain other conditions are satisfied, on and after such special mandatory redemption date, the Notes will cease to bear interest and all rights under the Notes shall terminate.

Optional redemption

The Fixed Rate Notes may be redeemed in whole at any time or in part from time to time, at our option, at a redemption price equal to the greater of:

•
100% of the principal amount of the Fixed Rate Notes to be redeemed, or

•
the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes to be redeemed, discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus             basis points in the case of the 20    Notes,             basis points in the case of the 20    Notes,             basis points in the case of the 20    Notes and             basis points in the case of the 20    Notes,

plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

We will not have the right to redeem any of the Floating Rate Notes, except as set forth above under "—Special mandatory redemption."

"Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (or, if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

"Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

"Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Fixed Rate Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Fixed Rate Notes.

"Comparable Treasury Price" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if, after seeking at least five Reference Treasury Dealer Quotations and excluding the highest and lowest Reference Treasury Dealer Quotations, the Independent Investment Banker obtains fewer than five such Reference Dealer Quotations, the average of all such quotations.

"Independent Investment Banker" means any of Barclays Capital Inc., J.P. Morgan Securities LLC, RBS Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or SG Americas Securities, LLC and any of their respective successors, as appointed by us, or, if any of the foregoing is unwilling or unable to select the Comparable Treasury Issue, a nationally recognized investment banking institution which is a Primary Treasury Dealer appointed by us.

"Reference Treasury Dealer" means (1) any of Barclays Capital Inc., J.P. Morgan Securities LLC, RBS Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated or SG Americas Securities, LLC and any of their respective successors, as appointed by us, provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer (a "Primary Treasury Dealer"), we will substitute for such dealer another Primary Treasury Dealer, and (2) any other nationally recognized Primary Treasury Dealer selected by the Independent Investment Banker and acceptable to us.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York, New York time, on the third Business Day preceding such redemption date.

Holders of Fixed Rate Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. If fewer than all of the Fixed Rate Notes are to be redeemed, the trustee will select the particular Fixed Rate Notes or portions thereof for redemption from the outstanding Fixed Rate Notes not previously called, pro rata or by lot, or in such other manner as we shall direct.

Sinking fund

The Notes will not be entitled to any sinking fund.

Events of default

With respect to each series of Notes, "Event of Default" shall have the meaning set forth in the accompanying prospectus under "Description of Debt Securities—Events of Default."

Book-entry system; global clearance and settlement procedures

The Notes will be issued in book-entry form, will be represented by one or more permanent global certificates in fully registered form without interest coupons and will be deposited with the trustee of The Depository Trust Company ("DTC") and registered in the name of Cede & Co. or another nominee designated by DTC. Holders of the Notes may elect to hold interests in a global security through DTC, Clearstream Banking, société anonyme ("Clearstream") or Euroclear Bank S.A., as operator of the Euroclear System ("Euroclear"), if they are participants of such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on DTC's books. For more information on book-entry and DTC, please see "Book-Entry Issuance and Global Securities" in the accompanying prospectus.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the Notes made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to the rules and procedures of DTC.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the Notes through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Trustee

U.S. Bank has performed and may in the future perform for Caterpillar and its subsidiaries various commercial banking services, for which it has received and will receive customary fees and expenses.

Certain United States federal income tax considerations

This section describes the material United States federal income tax consequences of purchases, ownership and disposition of the Notes we are offering. This discussion applies to you only if you acquire the Notes in the offering and you hold the Notes as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•
a dealer in securities or currencies;

•
a regulated investment company;

•
a bank;

•
a real estate investment trust;

•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•
a life insurance company;

•
a tax-exempt organization;

•
a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

•
a person that owns debt securities that are a hedge or that are hedged against interest rate risks;

•
a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Notes.

Please consult your own tax advisor concerning the consequences of owning any of the Notes in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

United States holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of any of the Notes and you are:

•
a citizen or resident of the United States;

•
a domestic corporation or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof;

•
an estate whose income is subject to United States federal income tax regardless of its source; or

•
a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to "United States Alien Holders" below.

Payments of interest

You will be taxed on any interest on your Notes as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Payments under certain events

If we are not able to consummate the Merger on or prior to June 30, 2012 or if the Merger Agreement is terminated at any time on or prior to that date, we will be required to redeem all of the Notes at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest from the date of initial issuance to, but excluding, the special mandatory redemption date. See "Description of the Notes—Special mandatory redemption." These contingencies could subject the Notes to the provisions of the U.S. Treasury regulations relating to "contingent payment debt instruments." We believe and intend to take the position that the foregoing contingencies should not result in the Notes being treated as contingent payment debt instruments. Our position is binding on a holder, unless the holder discloses in the proper manner to the Internal Revenue Service that it is taking a different position. If the Internal Revenue Service were to successfully challenge this position, the amount, timing and character of payments under the Notes may differ, which could increase the present value of a United States holder's U.S. federal income tax liability with respect to the Notes. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments.

Sale, exchange or redemption of the notes

Upon the sale, exchange, redemption or other taxable disposition of the Notes, you generally will recognize gain or loss equal to the difference, if any, between (i) the amount realized upon the sale, exchange, redemption or other taxable disposition of the Notes, other than amounts attributable to accrued and unpaid interest (which will be taxed as ordinary interest income to the extent such interest has not been previously included in income), and (ii) your adjusted tax basis in the Notes. Your amount realized is the sum of cash plus the fair market value of all other property received on such sale, exchange, redemption or other taxable disposition. Your adjusted tax basis in the Notes generally will be your cost for the Notes.

Gain or loss recognized on the sale, exchange, redemption or other taxable disposition of the Notes generally will be capital gain or loss. Such gain or loss generally will be long-term capital gain or loss if you have held the Notes for more than 12 consecutive months. For non-corporate United States holders, long-term capital gains are currently taxed at a lower rate than ordinary income. The deductibility of capital losses is subject to limitations. You should consult your own tax advisor regarding the deductibility of capital losses in your particular circumstances.

United States alien holders

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of any of the Notes (other than a partnership) and are not a United States holder.

If you are a United States holder, this subsection does not apply to you.

Under current United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of any of the Notes:

•
We and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

  1.     you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Caterpillar entitled to vote;

  2.     you are not a controlled foreign corporation for U.S. tax purposes that is related to Caterpillar through stock ownership;

  3.     you are not a bank receiving interest described in Code Section 881(c)(3)(A); and

  4.     we do not have actual knowledge or reason to know that you are a United States person and either:

    a.     you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person; or

    b.    the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

      i.      a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

      ii.     a U.S. branch of a non-United States bank or of a non-United States insurance company,

      and the qualified intermediary or the U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the Notes in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service); or

    c.     the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

      i.      certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

      ii.     to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form.

•
Special rules regarding exemption from, or reduced rates of, U.S. withholding tax may apply in the case of Notes held by partnerships or certain types of trusts. Partnerships and trusts that are prospective purchasers should consult their tax advisors regarding special rules that may be applicable in their particular circumstances.

•
Even if you do not meet the above requirements, interest payments will not be subject to the withholding of U.S. federal income tax (or will be subject to withholding at a reduced rate) if you certify on the appropriate Internal Revenue Service Form W-8 that either (i) an applicable tax treaty exempts, or provides for a reduction in, such withholding or (ii) interest paid on a Note is effectively connected with your trade or business in the United States and therefore is not subject to withholding (as described in greater detail below).

•
If you are engaged in a trade or business in the United States, and if interest on a Note is effectively connected with the conduct of such trade or business, you generally will be subject to regular U.S. federal income tax on such interest in the same manner as if you were a United States holder. In lieu of providing an Internal Revenue Service Form W-8BEN, you will be required to provide a properly executed Internal Revenue Service Form W-8ECI in order to claim an exemption from withholding. In addition, if you are a foreign corporation, you may be subject to branch profits tax equal to 30%, or such lower rate as may be provided by an applicable treaty, of your effectively connected earnings and profits for the taxable year, subject to certain adjustments.

•
No deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your Notes.

Further, any of the Notes held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

•
the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Caterpillar entitled to vote at the time of death, and

•
the income on the Note would not have been effectively connected with a United States trade or business of the decedent at the same time.

Backup withholding and information reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal of and interest on your Notes. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your Notes before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a United States alien holder, payments of principal or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "United States alien holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your Notes on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of Notes effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•
the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•
an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

•
other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

•
you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of Notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•
the proceeds are transferred to an account maintained by you in the United States,

•
the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

•
the sale has some other specified connection with the United States as provided in U.S. Treasury regulations, unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above

  (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of Notes affected at a foreign office of a broker will be subject to information reporting if the broker is:

•
a United States person,

•
a controlled foreign corporation for United States tax purposes,

•
a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

•
a foreign partnership, if at any time during its tax year:

•
one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•
such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of Notes effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Underwriting

J.P. Morgan Securities LLC, Barclays Capital Inc., RBS Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SG Americas Securities, LLC are acting as joint book-running managers of the offering, and J.P. Morgan Securities LLC, Barclays Capital Inc. and RBS Securities Inc. are acting as representatives of the underwriters named herein.

Subject to the terms and conditions contained in an underwriting agreement, dated as of the date of this prospectus supplement between us and the underwriters named below, for whom J.P. Morgan Securities LLC, Barclays Capital Inc. and RBS Securities Inc. are acting as representatives, we have agreed to sell to each underwriter, and each underwriter has severally agreed to purchase from us, the principal amount of Notes that appears opposite its name in the table below:

Underwriter	Principal amount of 20 Notes	Principal amount of 20 Notes	Principal amount of 20 Notes	Principal amount of 20 Notes

J.P. Morgan Securities LLC	$	$	$	$
Barclays Capital Inc.
RBS Securities Inc.
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
SG Americas Securities, LLC

Total	$	$	$	$

The underwriters are offering the Notes subject to their acceptance of the Notes from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes offered by this prospectus supplement are subject to certain conditions. The underwriters are obligated to take and pay for all of the Notes offered by this prospectus supplement if any such Notes are taken.

The underwriters initially propose to offer all or part of the Notes to the public at the public offering prices that appear on the cover page of this prospectus supplement. In addition, the underwriters may offer the Notes to certain dealers at prices that represent a concession not in excess of             %,              %,             % and             % of the principal amount of the 20    Notes, the 20    Notes, the 20    Notes and the 20    Notes, respectively. Any underwriter may allow, and any such dealer may reallow, a concession not in excess of             %,             %,              % and             % of the principal amount of the 20    Notes, the 20    Notes, the 20    Notes and the 20    Notes, respectively, to certain other dealers. After the initial offering of the Notes, the underwriters may from time to time vary the offering prices and other selling terms. The underwriters may offer and sell Notes through certain of their affiliates.

The following table shows the underwriting discount that we will pay to the underwriters in connection with the offering of the Notes:

Paid by us

Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Per 20 Note		%
Total	$

Expenses associated with this offering to be paid by us, other than underwriting discounts, are estimated to be approximately $800,000.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments which the underwriters may be required to make in respect of any such liabilities.

The Notes are a new issue of securities, and there is currently no established trading market for the Notes. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system. The underwriters have advised us that they intend to make a market in the Notes, but they are not obligated to do so. The underwriters may discontinue any market making in the Notes at any time at their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Notes, that you will be able to sell your Notes at a particular time or that the prices you receive when you sell will be favorable.

In connection with the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the prices of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating syndicate short positions. In addition, the underwriters may bid for and purchase Notes in the open market to cover syndicate short positions or to stabilize the prices of the Notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the Notes in the offering of the Notes, if the syndicate repurchases previously distributed Notes in syndicate covering transactions, stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market prices of the Notes above independent market levels. The underwriters are not required to engage in any of these activities, and may end any of them at any time.

Other relationships

Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future, various financial advisory and/or derivatives, commercial banking, investment banking and other commercial transactions and services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In particular, affiliates of J.P. Morgan Securities LLC, Barclays Capital Inc., RBS Securities Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and SG Americas Securities, LLC are parties to and lenders under our Bridge Loan Facility. J.P. Morgan Securities LLC also acts as the sole bookrunner and sole lead arranger under the Bridge Loan Facility, and an affiliate of

J.P. Morgan Securities LLC serves as sole administrative agent. Our Bridge Loan Facility was negotiated on an arm's length basis and contains customary terms pursuant to which the lenders receive customary fees. In addition, J.P. Morgan Securities LLC is acting as our financial advisor in connection with our proposed Merger with Bucyrus and will receive a contingent payment in the event of a successful completion of the Merger. Citigroup Global Markets Inc. also acts as the sole bookrunner and sole lead arranger under our primary credit facility, and an affiliate of Citigroup Global Markets Inc. serves as sole agent thereunder. Certain of the underwriters and their affiliates are also parties to and lenders under our other existing credit facilities. Finally, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The net proceeds from the offering of the Notes may be used in lieu of the Bridge Loan Facility and, if we choose to borrow under the Bridge Loan Facility, we may refinance all or a portion of the Bridge Loan Facility at a later date.

Selling restrictions

European economic area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of Notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

(c)    in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Notes shall require the company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression "an offer of Notes to the public" in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

Hong Kong

The Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

This offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan ("FIEL") (Law No. 25 of 1948 of Japan, as amended) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor)

whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275 (1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

United Kingdom

Each underwriter has represented and agreed that:

(a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)   it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Legal matters

The validity of the Notes in respect of which this prospectus supplement is being delivered will be passed upon for us by Desmond A. Eppel, Esq., internal counsel to Caterpillar. Certain legal matters related to the offering of the Notes will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

Experts

The financial statements incorporated in this prospectus supplement by reference to Caterpillar Inc.'s Current Report on Form 8-K dated May 23, 2011 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) of Caterpillar incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Caterpillar Inc. for the year ended December 31, 2010 have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Electro-Motive Diesel, Inc. which was acquired by Caterpillar in August 2010) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PROSPECTUS

Debt Securities
Common Stock
Preferred Stock
Warrants to Purchase Common Stock or Debt Securities
Any Combination of the Above

        We may offer from time to time:

  •
  debt securities;

  •
  shares of our common stock, par value $1.00 per share;

  •
  preferred stock, par value $1.00 per share;

  •
  warrants to purchase common stock or debt securities; and

  •
  any combination of the above.

        We will provide specific terms of any offering in supplements to this prospectus. The securities may be offered separately or together in any combination and as a separate series. You should read this prospectus and any prospectus supplement carefully before you invest.

        Our common stock is listed on the New York Stock Exchange under the symbol "CAT."

        Investing in our securities involves risks. See "Risk Factors" beginning on page 1 of this prospectus and Risk Factors that are incorporated by reference into this prospectus.

        These securities have not been approved by the Securities and Exchange Commission or any State securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

        We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

Prospectus dated November 3, 2009

 ABOUT THIS PROSPECTUS

        This prospectus is part of a "shelf" registration statement that we have filed with the Securities and Exchange Commission (the "SEC"). By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of securities described in this prospectus. For further information about our business and the securities, you should refer to the registration statement and its exhibits. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the heading, "Where You Can Find More Information."

        This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will file with the SEC a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading, "Where You Can Find More Information."

        You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates.

        Except as otherwise indicated, references in this prospectus to "Caterpillar," the "company," "we," "us" and "our" refer to Caterpillar Inc. and its subsidiaries.

i

 THE COMPANY

        Caterpillar, through its employees and dealers, designs, manufactures, markets, finances and provides support for Caterpillar machines and engines. We believe our products make progress possible around the world.

        Our products and services fall into three principal lines of business:

        Machinery:    A principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, skid steer loaders, underground mining equipment, tunnel boring equipment and related parts. Also includes logistics services for other companies and the design, manufacture, remanufacture, maintenance and services of rail-related products.

        Engines:    A principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Also includes remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Reciprocating engines meet power needs ranging from 10 to over 21,700 horsepower (8 to over 16 000 kilowatts). Turbines range from 1,600 to 30,000 horsepower (1 200 to 22 000 kilowatts).

        Financial Products:    A principal line of business consisting primarily of Caterpillar Financial Services Corporation ("Cat Financial"), Caterpillar Insurance Holdings, Inc. ("Cat Insurance") and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines, as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment.

        We maintain a website at www.cat.com where general information about us is available. We are not incorporating the contents of the website into this prospectus. Our principal executive offices are located at 100 NE Adams Street, Peoria, Illinois 61629. Our telephone number is (309) 675-1000.

RISK FACTORS

        An investment in our securities involves risk. Before you invest in securities issued by us, you should carefully consider the risks involved. Accordingly, you should carefully consider:

  •
  the information contained in or incorporated by reference into this prospectus;

  •
  the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

  •
  the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

  •
  other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC, including in any prospectus supplement relating to specific offerings of securities.

        The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement comprises material risks of which we are aware. Our business, financial condition, results of operations and prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

        Some of the information included or incorporated by reference in this prospectus contains "forward-looking statements," or statements related to future events. Forward-looking statements often address our expected future business and financial performance, and often contain words such as "may," "will," "would," "could," "should," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues" and other similar terminology. For us, particular uncertainties that could adversely or positively affect our future results include:

  (i)
  Adverse changes in general economic conditions;

  (ii)
  Adverse changes in the industries Caterpillar serves including construction, infrastructure, mining, energy, marine and electric power generation;

  (iii)
  Caterpillar's ability to manage material, including steel, and freight costs;

  (iv)
  Caterpillar's ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs;

  (v)
  Material adverse changes in customers' access to liquidity and capital;

  (vi)
  Currency exchange or interest rates changes;

  (vii)
  Political instability;

  (viii)
  Market acceptance of the company's products and services;

  (ix)
  Significant changes in the competitive environment;

  (x)
  Epidemic diseases;

  (xi)
  Severe changes in weather conditions negatively impacting operations;

  (xii)
  Changes in law, regulations and tax rates; and

  (xiii)
  Other general economic, business and financing conditions and factors described in more detail in our third quarter report on Form 10-Q filed with the SEC on October 30, 2009 and in our future SEC filings, which are incorporated by reference in this prospectus.

        These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements.

USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include repayment of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

 RATIO OF EARNINGS TO FIXED CHARGES

        The ratio of earnings to fixed charges for the periods indicated below were as follows:

Ratio of Earnings to Fixed Charges

	Year Ended December 31,
Nine Months Ended September 30, 2009
	2008	2007	2006	2005	2004
1.3	3.8	4.2	4.5	4.5	4.2

        These ratios include Caterpillar and its consolidated subsidiaries. Earnings are determined by adding consolidated profit before taxes and fixed charges excluding capitalized interest. Fixed charges consist of interest expense, an estimated amount of rental expense that is deemed to be representative of the interest factor, and capitalized interest. Neither Caterpillar nor any of its consolidated subsidiaries had any outstanding shares of preferred stock for the periods shown above. Accordingly, the ratio of combined fixed charges and preference dividends to earnings is identical to the ratio of earnings to fixed charges for the periods shown above.

GENERAL DESCRIPTION OF SECURITIES

        We may offer under this prospectus our debt securities, common stock, preferred stock, and warrants to purchase debt securities or common stock, or any combination of the foregoing, either separately or together in any combination and as a separate series.

        The following description of the terms of these securities sets forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities, will be described in the related prospectus supplement. In addition, if we offer securities in any combination of the above securities, the terms of such combined securities will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

        We have provided below a summary description of our debt securities. This description is not complete and is qualified in its entirety by reference to the full text of our Indenture dated as of May 1, 1987, as amended and supplemented, between us and U.S. Bank National Association, as successor trustee. You should read the full text of our Indenture.

        We will issue the debt securities under an indenture dated as of May 1, 1987, as amended and supplemented, between us and U.S. Bank National Association, the successor trustee. This prospectus briefly outlines some of the indenture provisions. See "Where You Can Find More Information" on how to locate the indenture and the supplements. You may also review the indenture at the Trustee's offices located in New York, New York.

        The indenture does not limit the amount of debt securities that may be issued and each series of debt securities may differ as to its terms. The debt securities may be issued up to the principal amount that may be authorized by us and may be in any currency or currency unit designated by us.

        The debt securities will be unsecured and unsubordinated and will rank equally with all our unsecured and unsubordinated indebtedness. The debt securities will not be subject to any conversion, amortization, or sinking fund. It is anticipated that the debt securities will be "book-entry," represented by a permanent global certificate registered in the name of The Depository Trust Company or its nominee. However, we reserve the right to issue the securities in certificate form registered in the name of the security holders.

        For current information on our debt outstanding, see our most recent Form 10-K and our Form 8-K filed with the SEC on May 14, 2009. See "Where You Can Find More Information."

Exchange, Registration, Transfer, and Payment

        Principal and interest on the debt securities will be payable, and the exchange or transfer of debt securities will be registrable at a location designated in the prospectus supplement. No service charge will be applied for a registration of transfer or exchange of debt securities except to cover tax or any governmental charge.

Certain Restrictive Covenants

        Unless the applicable prospectus supplement otherwise provides, we will be required to comply with certain restrictive covenants described below. These covenants apply to us and our Restricted Subsidiaries.

What is a Restricted or Unrestricted Subsidiary?

        A "Restricted Subsidiary" is defined as any subsidiary, other than an Unrestricted Subsidiary, and any Unrestricted Subsidiary designated by our Board of Directors after May 1, 1987 as a Restricted Subsidiary.

        An "Unrestricted Subsidiary" is defined as:

  •
  any subsidiary acquired or organized by us after May 1, 1987, as long as that subsidiary is not a successor to a Restricted Subsidiary;

  •
  any subsidiary with principal business and assets located outside the United States (its territories and possessions) and Canada;

  •
  any subsidiary with the principal business of financing our dealers and distributors, as well as acquisitions and dispositions of our products by dealers, distributors, or other customers;

  •
  any subsidiary with the principal business of owning, leasing, dealing in or developing real property; and

  •
  any subsidiary with substantially all assets consisting of securities of subsidiaries described above.

Other Definitions

        Important Property:    means any manufacturing plants or facilities of us or any Restricted Subsidiary located in the United States, Canada, or Puerto Rico having a gross book value (without deduction for depreciation) in excess of 1% of Consolidated Net Tangible Assets, other than any plant or other facility our Board believes is not important to our business as a whole.

        Consolidated Net Tangible Assets:    means the total of all assets appearing on the consolidated balance sheet of Caterpillar and its consolidated subsidiaries prepared in accordance with accounting principles generally accepted in the United States of America, excluding the sum of (1) all current liabilities and (2) all goodwill, patents, copyrights, trademarks and other like intangibles.

        Secured Debt:    means indebtedness secured by a mortgage, pledge, lien, security interest or encumbrance on:

  •
  any Important Property of Caterpillar or any Restricted Subsidiary; or

  •
  any shares of stock or indebtedness of a Restricted Subsidiary.

        Value:    means with respect to a Sale and Leaseback Transaction, an amount equal to the greater of:

  •
  the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction; or

  •
  the fair value of the property at the time of the Sale and Leaseback Transaction, as determined by our Board of Directors.

        In either case, the amount derived is first divided by the term of the lease and then multiplied by the number of years remaining on the lease at the time of determination.

Restrictions on Secured Debt

        The indenture prohibits us and our Restricted Subsidiaries from creating Secured Debt (without securing the debt securities equally and ratably with Secured Debt), with the following exceptions:

  •
  certain mortgages, pledges, liens, security interests or encumbrances to secure payment of all or part of the cost of acquisition, construction or improvement of our property or the property of a Restricted Subsidiary;

  •
  mortgages, pledges, liens, security interests or encumbrances on property acquired, whether or not assumed by us or a Restricted Subsidiary;

  •
  mortgages, pledges, liens, security interests or encumbrances on property, stock, or indebtedness of a Restricted Subsidiary at the time it becomes such;

  •
  mortgages, pledges, liens, security interests or encumbrances on property of a corporation merged with us or a Restricted Subsidiary or at the time of a disposition of substantially all of the property of another corporation to us or a Restricted Subsidiary;

  •
  mortgages, pledges, liens, security interests, or encumbrances on our property or the property of a Restricted Subsidiary in favor of a governmental entity pursuant to contract or statute or to secure certain indebtedness;

  •
  any extension, renewal or replacement of any mortgage, pledge, lien or encumbrance referred to above; or

  •
  any mortgage, pledge, lien, security interest, or encumbrance securing debt owed by us or a Restricted Subsidiary to us or a Restricted Subsidiary.

        In addition to these exceptions, we or a Restricted Subsidiary may create, assume, or guarantee other Secured Debt without securing the debt securities if the total amount of Secured Debt outstanding and value of Sale and Leaseback Transactions at the time does not exceed 10% of Consolidated Net Tangible Assets.

Restrictions on Sale and Leaseback Transactions

        Neither we nor any Restricted Subsidiary can sell or transfer (except to us or a Restricted Subsidiary) any Important Property we own with the intention of taking back a lease on the property, except for a lease not exceeding three years, with the following exceptions:

  •
  if we or a Restricted Subsidiary could incur Secured Debt equal to the amount received on a sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the debt securities; or

  •
  if we or a Restricted Subsidiary apply an amount equal to the value of the property leased to the retirement, within 120 days after the effective date of the arrangement, of indebtedness for money borrowed by us or a Restricted Subsidiary recorded as funded debt as of the date of its creation and which, in the case of indebtedness of us, is not subordinated in right of payment to the prior payment of the debt securities. The amount applied to the retirement of that indebtedness shall be reduced by (i) the principal amount of any debt securities delivered within 120 days of the effective date to the Trustee for retirement and cancellation, and (ii) the principal amount of the indebtedness, other than debt securities, retired by us or a Restricted Subsidiary within 120 days of the effective date of the arrangement.

Restriction on Transfer of Important Property

        Neither we nor a Restricted Subsidiary can transfer Important Property to an Unrestricted Subsidiary except in limited circumstances. The transfer can occur if we apply an amount equal to the fair value of the property at the time of transfer (as determined by our Board of Directors) to the retirement of indebtedness of us or a Restricted Subsidiary that is recorded as funded debt and is not subordinated in right of payment to the debt securities. The debt retirement must occur within 120 days of the transfer. No such retirement may be by payment at maturity or under a mandatory prepayment provision.

Events of Default

        Unless we indicate otherwise in a prospectus supplement, the following events are defined in the indenture as "Events of Default" regarding the debt securities of any series:

  •
  failure to pay principal of or premium on any debt securities when due;

  •
  failure to pay interest on any debt securities when due, continued for 60 days;

  •
  failure to deposit any sinking fund payment when due;

  •
  failure to perform any other covenant in the indenture for 60 days after we have received written notice of the failure;

  •
  certain events in bankruptcy, insolvency or reorganization; and

  •
  any other Event of Default stipulated.

        Unless stated otherwise in a prospectus supplement, any Event of Default on a particular series of debt securities is not necessarily an Event of Default on another series of debt securities.

        If an Event of Default occurs on outstanding debt securities of a particular series and continues, the Trustee or holders of at least 25% of that series' debt securities may declare the principal amount of all debt securities in the series due and payable. Under certain circumstances, holders of a majority of the debt securities in the series may rescind that declaration.

        The Trustee must within 90 days after a default occurs notify the holders of debt securities of that series of the default if we have not remedied it. The Trustee may withhold notice to the holders of any default (except in the payment of principal or interest) if it in good faith considers such withholding to be in the interest of holders. We are required to file an annual certificate with the Trustee, signed by an officer, about any default by us under any provisions of the indenture.

        Subject to the provisions of the indenture relating to its duties in case of default, the Trustee shall be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification, the holders of a majority in principal amount of the debt securities of a series may direct the time, method and place of conducting any proceedings for any remedy available to, or exercising any trust or power conferred on, the Trustee with respect to such debt securities.

Modification of Indenture

        Under the indenture, our rights and obligations and the rights of the holders of debt securities may be changed. Certain changes require the consent of the holders of not less than 66 2/3% in aggregate principal amount of the outstanding debt of all series to be affected. However, the following changes may not be made without the consent of each holder of the debt securities:

  •
  changes to the stated maturity date of the principal or any interest installment;

  •
  reductions in the principal amount or interest due;

  •
  changes to the place or currency regarding payment of principal;

  •
  impairment of the right to institute suit for the enforcement of payment;

  •
  reduction in the stated percentage of holders necessary to modify the indenture; or

  •
  modifications to any of these requirements or to reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for the waiver of certain defaults.

Consolidation, Merger, or Sale

        We cannot merge with another company or sell or lease substantially all of our property to another company unless:

  •
  we are the continuing corporation or the successor corporation is a domestic corporation and expressly assumes the payment of principal of and interest on the debt securities and the performance and observance of all the covenants and conditions of the indenture binding on us;

  •
  we, or the successor corporation, are not immediately after the merger, consolidation, or sale in default in the performance of a covenant or condition in the indenture; and

  •
  if as a result of the merger, consolidation or sale we become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the indenture, we or the successor corporation take steps necessary to secure the debt securities equally and ratably with all indebtedness secured.

Defeasance

        Under certain circumstances we may be discharged from our obligations on the debt securities of a series at any time before the stated maturity if we deposit with the Trustee money or certain equivalents sufficient to pay principal of and interest on the debt securities. One condition for such defeasance is that we must deliver to the Trustee an opinion of counsel that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance.

DESCRIPTION OF CAPITAL STOCK

        We have provided below a summary description of our capital stock. This description is not complete and is qualified in its entirety by reference to the full text of our Restated Certificate of Incorporation and Bylaws, and the applicable certificate of designations for any series of preferred stock that we may issue. You should read the full text of our Restated Certificate of Incorporation and Bylaws, any applicable certificate of designations, and the provisions of applicable Delaware law.

Description of Common Stock

        The authorized common stock of the Company consists of 900,000,000 shares of common stock, par value $1.00 per share. At October 30, 2009, there were 623,584,946 shares of common stock issued and outstanding.

        All issued and outstanding shares of common stock of the Company, including the shares of common stock offered pursuant to this prospectus, are or will be fully paid and non-assessable. Holders of common stock have no preemptive, subscription or conversion rights and are not liable for further calls or assessments. Subject to the prior right of any future series of preferred stock, holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available and to share ratably in the assets available for distribution upon liquidation. Each share of common stock is entitled to one vote at all meetings of stockholders. The holders of common stock are not entitled to cumulative voting rights in the election of directors.

        The common stock is listed on the New York and Chicago Stock Exchanges in the United States. In addition, the common stock or stock equivalents are traded on stock exchanges in Belgium, France, Germany, Great Britain and Switzerland. The Transfer Agent and Registrar for the common stock is BNY Mellon Shareowner Services.

Description of Preferred Stock

        Our restated certificate of incorporation authorizes our board of directors to cause preferred stock to be issued in one or more series, without stockholder action. They are authorized to issue up to 5,000,000 shares of preferred stock, with par value of $1.00 per share, and can determine the number of shares of each series, as well as the rights, preferences and limitations of each series. We may amend the certificate of incorporation to increase the number of authorized shares of preferred stock in a manner permitted by the certificate of incorporation and Delaware law. As of the date of this prospectus, no preferred stock is outstanding.

        The particular terms of any series of preferred stock offered by us will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

  •
  the number of shares of the preferred stock being offered;

  •
  the title and liquidation preference per share of the preferred stock;

  •
  the purchase price of the preferred stock;

  •
  the dividend rate or method for determining the dividend rate;

  •
  the dates on which dividends will be paid;

  •
  whether dividends on the preferred stock will be cumulative or non-cumulative and, if cumulative, the dates from which dividends shall start to accumulate;

  •
  the voting rights of the preferred stock;

  •
  whether the preferred stock will be convertible into or exchangeable for other securities;

  •
  any redemption or sinking fund provisions applicable to the preferred stock;

  •
  any securities exchange on which the preferred stock may be listed; and

  •
  any other rights and restrictions applicable to the preferred stock.

        The following summary is not complete. You should refer to the certificate of designations relating to any series of preferred stock for the complete terms of that preferred stock. The certificate of designations will be filed with the SEC at the time of the offering of the preferred stock. Unless otherwise specified in the prospectus supplement, if we liquidate, dissolve or wind-up our business, each series of preferred stock will have the same rank as to dividends and distributions as each other series of preferred stock we may issue in the future. Preferred stock will have no pre-emptive rights.

Transfer Agent and Registrar

        We will appoint a transfer agent, registrar, and dividend disbursement agent for the preferred stock. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meeting to which those holders will have the right to elect directors or to vote on any matter.

Possible Anti-Takeover Provisions

        Shares of the Company's authorized and unissued common stock and preferred stock could (within the limits imposed by applicable law and any applicable rules of the New York Stock Exchange) be issued in one or more transactions or preferred stock could be issued with terms, provisions and rights which would make a takeover of the Company more difficult or more costly and, therefore, less likely. For example, the Board may issue such capital stock to a holder or holders who might thereby obtain sufficient voting power, either by voting with the common stock or separately as a class, to defeat or delay a proposed business combination which may be opposed by the Board, or to assure that any proposal to remove directors, or to alter, amend or repeal certain provisions in the Company's Restated Certificate of Incorporation would not receive the required supermajority stockholder vote or any class vote which would be required to effect such changes. Any such issuance of additional stock could be effected by the Board acting alone without further stockholder approval.

        Set forth below are descriptions of certain provisions of the Company's Restated Certificate of Incorporation and Bylaws which could make more difficult certain unsolicited or hostile attempts to take over the Company.

        The Company's Restated Certificate of Incorporation provides that the amendment of certain provisions in the Certificate and Bylaws, including the provisions discussed in the following three paragraphs, requires the affirmative vote of the holders of 75% of the outstanding stock of the Company entitled to vote generally in the election of directors voting as a single class ("75% Stockholder Vote").

        The Company's Board of Directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, one of the three classes is subject to election, with the remaining directors continuing in office.

        The Company's Bylaws also provide that no action shall be taken by stockholders by written consent and that special meetings of the stockholders may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors or by the Chairman of the Board.

        In addition, the Restated Certificate of Incorporation and Bylaws provide that directors may be removed without cause but only by a 75% Stockholder Vote and that vacancies on the Board of Directors shall be filled by the affirmative vote of a majority of the remaining directors then in office and not by the stockholders. The Company's Restated Certificate and Bylaws further provide certain advance notice requirements in connection with stockholder nominations for the election of directors and other matters to be properly brought before an annual meeting by a stockholder.

        Delaware's anti-takeover law (the "Anti-Takeover Law") prevents, subject to certain exceptions, certain Delaware corporations from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who owns 15% or more of the corporation's outstanding voting stock) for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of the Anti-Takeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by at least a majority of the outstanding voting shares. The Company is a Delaware corporation that is covered by the Anti-Takeover Law and has not "opted out" of its provisions.

DESCRIPTION OF WARRANTS

        We have provided below a summary description of warrants that we may issue. This description is not complete and is qualified in its entirety by reference to the full text of the applicable warrant agreement. You should read the full text of any such warrant agreement.

        We may issue warrants, in one or more series, for the purchase of debt securities or shares of our common stock. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement for complete terms of the warrants. Unless otherwise specified in a prospectus supplement accompanying this prospectus, each warrant agreement will be between Caterpillar and a banking institution organized under the laws of the United States or a state thereof as warrant agent. A form of warrant agreement will be filed with the SEC as an exhibit to the Registration Statement by post-effective amendment or a Current Report on Form 8-K.

        The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities or common stock and is not entitled to any payments on any debt securities or common stock issuable upon exercise of the warrants.

        A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or common stock will describe the terms of those warrants, including:

  •
  the title and the aggregate number of warrants;

  •
  the offering price for such warrants;

  •
  the debt securities or common stock for which each warrant is exercisable;

  •
  the date or dates on which the right to exercise such warrants commence and expire;

  •
  the price or prices at which such warrants are exercisable;

  •
  the terms of any antidilution or other adjustment provisions;

  •
  the currency or currencies in which such warrants are exercisable;

  •
  the periods during which and places at which such warrants are exercisable;

  •
  the terms of any mandatory or optional call provisions;

  •
  the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

  •
  the identity of the warrant agent;

  •
  the exchanges, if any, on which such warrants may be listed; and

  •
  any additional terms of such warrants.

        You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and by giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  to or through underwriters or dealers for resale;

  •
  through agents; or

  •
  directly to other purchasers.

        The related prospectus supplement will set forth the terms of the offering of the securities, including the following:

  •
  the name or names of any underwriters, dealers, or agents;

  •
  the purchase price and the proceeds we will receive from the sale;

  •
  any underwriting discounts or commissions and other items constituting underwriters' compensation; and

  •
  any initial public offering price and any discounts or concessions allowed or paid to dealers.

        If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

        Each series of debt securities, preferred stock or warrants will be a new issue of securities with no established trading market. Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the securities.

        To facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

        Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be "underwriters" within the meaning of the Securities Act of 1933, which we refer to as the Securities Act, in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

        Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the debt securities, preferred stock or warrants on a securities exchange.

        Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to those liabilities.

        Agents and underwriters may be engaged in transactions with, or perform commercial or investment banking or other services for us, our subsidiaries or affiliates, in the ordinary course of business.

        We will estimate our expenses associated with any offering of debt securities, preferred stock, common stock or warrants in the prospectus supplement relating to such offering.

BOOK-ENTRY ISSUANCE AND GLOBAL SECURITIES

        Unless otherwise specified in the applicable prospectus supplement, issues of debt securities will be book entry securities and will be cleared and settled through the Depository Trust Company, or DTC , a securities depository. Upon issuance, all book-entry securities of the same issue will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of these securities and will be considered the sole owner of the securities.

        Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary—a bank, brokerage house or other institution that maintains securities accounts for customers—that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security directly through a hierarchy of intermediaries, with DTC at the top and the beneficial owner's own securities intermediary at the bottom.

        The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner's securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder's ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive or paper form. These laws may impair the ability to transfer book-entry securities.

        Unless otherwise specified in the prospectus supplement with respect to a series of debt securities, beneficial owners of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

  •
  DTC is unwilling or unable to continue as a depository for such global security and Caterpillar is unable to find a qualified replacement for DTC within 90 days;

  •
  At any time, DTC ceases to be a "clearing agency" registered under the Securities Act of 1934;

  •
  Caterpillar, in its sole discretion, decides to allow some or all book-entry securities to be exchangeable for definitive or paper securities in registered form; or

  •
  For debt securities, there is a continuing Event of Default as further described in the "Description of Debt Securities" starting on page 7.

        Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $1,000 and whole multiples of $1,000. Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

        In this prospectus and the accompanying prospectus supplement for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC's procedures.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act. The rules applicable to DTC and its participants are on file with the SEC.

        Caterpillar will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

LEGAL MATTERS

        Certain legal matters will be passed upon for Caterpillar by Joseph H. Currin, Esq., Corporate Counsel, Caterpillar Inc. Mr. Currin, along with members of his family, owns and has other interests in shares of common stock of Caterpillar.

 EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to Caterpillar Inc.'s Current Report on Form 8-K dated May 14, 2009 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Caterpillar Inc. for the year ended December 31, 2008, have been so incorporated in reliance on the report (which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of the internal control over financial reporting of Caterpillar Japan Ltd. because Caterpillar Japan Ltd. was consolidated by the Company on August 1, 2008) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed on the New York Stock Exchange (the "NYSE"). You may also inspect the information we file with the SEC at the NYSE's offices at 20 Broad Street, New York, New York 10005. Information about us, including our SEC filings, is also available at our Internet site at http://www.cat.com. However, the information on our Internet site is not a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        Rather than include certain information in this prospectus that we have already included in documents filed with the SEC, we are incorporating this information by reference, which means that we are disclosing important information to you by referring you to those publicly filed documents that contain such information. The information incorporated by reference is considered to be part of this prospectus. Accordingly, we incorporate by reference the following documents filed with the SEC by us:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on February 20, 2009;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009 filed on May 1, 2009;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009 filed on July 31, 2009;

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  Amendment No. 1 to our Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 2009 filed on August 12, 2009;

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  Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009 filed on October 30, 2009;

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  Current Report on Form 8-K/A filed on January 26, 2009;

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  Current Report on Form 8-K filed on January 26, 2009 (incorporates Items 1.01 and 2.03 only);

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  Current Report on Form 8-K filed on April 6, 2009;

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  Current Report on Form 8-K filed on April 7, 2009;

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  Current Report on Form 8-K/A filed on April 8, 2009;

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  Current Report on Form 8-K filed on April 13, 2009;

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  Current Report on Form 8-K filed on May 14, 2009;

  •
  Current Report on Form 8-K/A filed on June 15, 2009;

  •
  Current Report on Form 8-K filed on September 15, 2009;

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  Current Report on Form 8-K filed on September 23, 2009;

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  Current Report on Form 8-K filed on October 5, 2009; and

  •
  Current Report on Form 8-K filed on October 22, 2009.

        Neither Current Reports on Form 8-K furnished under Item 2.02 of Form 8-K, nor Current Reports furnished under Item 7.01, of Form 8-K are incorporated by reference in this prospectus.

        We incorporate by reference additional documents that we may file with the SEC after the date of this prospectus, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements. All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement in a subsequently filed document which also is incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We are not incorporating by reference any documents or information deemed to have been furnished and not filed in accordance with SEC rules.

        You may request a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus at no cost to you by writing or telephoning us at the following address:

Caterpillar Inc.
100 N.E. Adams Street
Peoria, Illinois 61629
Attn: Corporate Secretary
(309) 675-1000

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         % Senior Notes due 20
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PROSPECTUS SUPPLEMENT
May             , 2011

Joint Book-Running Managers

J.P. Morgan	Barclays Capital	RBS

BofA Merrill Lynch	Citi	SOCIETE GENERALE